SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 31, 2002

Date of Report (Date of earliest event reported)

Miracom Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28135	19822205
State of Incorporation	Commission File Number	IRS Employer Identification Number

6305 Lusk Boulevard, San Diego CA92121

                 (address of principal executive offices)

 (858) 625-2100

(Registrant’s telephone number, including area code)

Item 1. Changes in Control of Registrant.

On August 31, 2002, Miracom Industries, Inc. (“Miracom”) acquired through a tender offer one hundred percent (100%) of the issued and outstanding capital stock of Axesstel, Inc., a California corporation. The terms of the tender offer are set forth in the Corporate Combination Agreement dated as of July 16, 2002 between Miracom and Axesstel. A copy of the Corporate Combination Agreement is attached hereto as

Exhibit 1.1

The stockholders of Axesstel received 0.302591758 shares of the common stock of Miracom for each one (1) share of Axesstel common stock they owned immediately prior to the closing of the transaction. The calculation of the number of Miracom’s common shares issued to each Axesstel stockholder was rounded down to the nearest whole share.

Each outstanding option and warrant for the purchase of Axesstel common stock has been assumed by Miracom. The number of shares subject to each outstanding option or warrant has been adjusted so that each option or warrant to purchase one (1) share of Axesstel common stock is now an option or warrant to purchase 0.302591758 share of Miracom’s common stock.

A one-for-twenty nine reverse split of the outstanding shares of Miracom will be effected prior to the issuance of shares to former Axessel shareholders and the name of Miracom will be changed to “Axesstel, Inc.” The name of Axesstel will be changed to “Axesstel Technologies, Inc.”

As a result of the tender offer, former Axesstel stockholders, optionholders and warrant holders will own approximately 95% of Miracom on a fully diluted basis.

The members of Miracom’s board of directors immediately prior to the transaction have resigned from the board. The following people have been appointed to Miracom’s board of directors: Mike Kwon, Jason Kim, John Chough and Satoro Yukie.

In connection with the tender offer, Miracom and the stockholders of Axesstel entered into the Subscription Agreement attached hereto as

Exhibit 1.2

Axesstel, Inc. provides wireless local loop phones and terminals, wireless payphones and enhanced limited mobility phones to commercial customers that are ideal for developing countries where the basic telephony infrastructure has inadequate capacity to meet the growing demand for voice and data. The current business operations of Axesstel will constitute all of the business operations of Miracom.

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning the beneficial ownership of Miracom’s common stock after the closing of the tender offer by all persons known by us to own beneficially 5% or more of the common stock. The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual has the right to acquire within 60 days of the August 31, 2002 through the exercise of any warrant, option or other right. These shares, however, are not considered outstanding when computing the percentage ownership of any other person. Percentage of ownership is based upon 6,077,816 shares of common stock outstanding after the closing of the tender offer. Unless otherwise indicated, the address of all listed stockholders is c/o Miracom Industries, Inc., 6305 Lusk Boulevard, San Diego, CA 92121.

Name of Beneficial Owner	Number of Shares Owned	Percentage Beneficially Owned
Hyung Po Kwon (1)	4,073,065	52.1
Satoru Yukie (2)	1,210,366	16.6
Jin Yong Kim (3)	569,828	8.7

(1) Includes 2,329,956 shares of common stock and options and warrants to purchase an aggregate of 1,743,109 shares of common stock that are currently exercisable.

(2) Consists of warrants to purchase 1,210,366 shares of common stock that are currently exercisable.

(3) Consists of 102,881 shares of common stock and options to purchase an aggregate of 466,847 shares of common stock that are currently exercisable.

Item 2. Acquisition or Disposition of Assets

As described in Item 1 above, as a result of the tender offer, Miracom has acquired one hundred percent (100%) of the issued and outstanding capital stock of Axesstel. Please see Item 1 above for additional disclosure regarding the acquisition.

Item 7. Financial Statement and Exhibits

Miracom will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than sixty (60) days from the date on which this Form is required to be filed.

Item 7. Exhibits.

Exhibit No.	Description
1.1	Corporate Combination Agreement, dated as of July 16, 2002, by and between the Company and Axesstel, Inc., with Amendment date August 23, 2002.
1.2	Subscription Agreement, dated on or about July 16, 2002, by and among the Company and each of the stockholders of Axesstel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2002	Miracom Industries, Inc. By: /s/ Satoro Yukie Satoro Yukie Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Corporate Combination Agreement, dated as of July 16, 2002, by and between the Company and Axesstel, Inc., with Amendment dated August 23, 2002.
1.2	Subscription Agreement, dated on or about July 16, 2002, by and among the Company and each of the stockholders of Axesstel, Inc.

Exhibit 1.1

CORPORATE COMBINATION AGREEMENT

         This Corporate Combination Agreement (the "Agreement") effective July 16, 2002, is by and between Miracom Industries, Inc., a Nevada corporation ("Miracom"), having its principal offices at 226 Hampton Land, La Habra, California 90631; Axesstel, Inc., a California corporation ("Axesstel"), having its principal offices at 6305 Lusk Boulevard, San Diego, California 92121.

RECITALS:

                A.        Miracom desires to acquire all of the issued and outstanding capital interests and/or shareholdings of Axesstel and the shareholders of Axesstel desire to exchange all of their shares of Axesstel for shares of Miracom authorized but unissued common stock as hereinafter provided.

                B.        It is the intention of the parties hereto that: (i) Miracom shall acquire all of the issued and outstanding shares of Axesstel in exchange solely for the number of shares of Miracom's authorized but unissued shares of common stock, par value $.0001, set forth below (the "Exchange"); (ii) the Exchange will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Act"), and under the applicable securities laws of each state or jurisdiction where all of the shareholders of Axesstel (the "Shareholders") reside, with Axesstel becoming a wholly-owned subsidiary of Miracom. Miracom would then change its name to "Axesstel Holding, Inc., a Nevada Corporation."

                C.        The board of directors of Miracom deems it to be in the best interest of Miracom and its shareholders to acquire all of the issued and outstanding interests of Axesstel.

                D.        The directors of Axesstel and the Shareholders deem it to be in the best interest of the Shareholders to exchange all of the capital interests of Axesstel for shares of Miracom, as hereinafter provided.

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

        I.    EXCHANGE OF SHARES

                 A.    Tender Offer/Exchange of Shares.  Within five (5) business days after the execution of this Agreement, or as promptly thereafter as practicable, Miracom will commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), a tender offer (the "Offer") for all of the outstanding shares of Axesstel (the "Axesstel Shares") in exchange for 5,459,588 shares of Miracom common stock (the "Miracom Shares"), at the rate of 0.297457436 Miracom Shares for each of the Axesstel Shares. The Offer shall be made by Axesstel placing in the U.S. mail, sending via facsimile, or otherwise causing to be delivered to each of the Shareholders a copy of the Subscription Agreement and Information Statement, each as attached hereto as Exhibit A. The Offer will remain open for twenty (20) days from the date of the sending of the Subscription Agreement and Information Statement. The Miracom Shares will be restricted against resale pursuant to the provisions of Federal and state securities laws. The Axesstel Shares to be tendered, 11,954,183 shares of common stock and 6,400,000 shares of preferred, will represent all of the issued and outstanding capital stock of Axesstel. The Axesstel Shares owned by each Shareholder and the number of Miracom Shares which each Shareholder will receive in the Exchange are set forth on Exhibit B hereto, which when aggregated with the outstanding options and warrants to purchase common stock of Axesstel that are assumed by Miracom pursuant to Section 1.4 below, will constitute approximately 95% of the ownership of Miracom after the Exchange determined on a fully-diluted basis. The Closing will go forward so long as at least 80% of the Axesstel Shares are tendered for exchange. Any Shareholders who choose not to exchange their shares will remain as minority shareholders in Axesstel.

                B.    Delivery of Shares.  On the Closing Date, the Shareholders wishing to exchange Axesstel Shares for Miracom Shares (the "Exchanging Shareholders") will deliver to Miracom the certificates representing their Axesstel Shares, duly endorsed (or with executed stock powers) so as to make Miracom the sole owner thereof, along with a copy of the Subscription Agreement signed by each Shareholder. Upon delivery of the Axesstel Shares and the signed Subscription Agreement, Miracom will deliver certificates representing the Miracom Shares to the exchanging Shareholders, making the exchanging Shareholders the majority shareholders of Miracom.

                C.    Restricted Securities.  The Miracom Shares have not been registered under the Act, and may not be resold unless the resale thereof is registered under the Act or an exemption from such registration is available. Each certificate representing the Miracom Shares will have a legend thereon in substantially the following form:

The shares represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

                D.    Options and Warrants. At the Closing, each outstanding warrant and option to purchase common stock of Axesstel listed on Exhibit B shall be assumed by Miracom, and become an option to purchase shares of Miracom common stock, with appropriate adjustments to the exercise price and the number of shares of common stock subject to such options and warrants, as the case may be, in accordance with the terms and conditions of the holder's option or warrant agreement.

        II.    REPRESENTATIONS AND WARRANTIES OF AXESSTEL

    Except as set forth in the disclosure schedule delivered by Axesstel to Miracom prior to the execution of this Agreement (the "Axesstel Disclosure Schedule"), Axesstel hereby represents and warrants as follows:

                A.    Organization and Good Standing.  Axesstel is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Axesstel has the corporate power and authority to carry on its business as presently conducted. Axesstel is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

                 B.    Corporate Authority.  Axesstel has the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by Axesstel and the delivery of the Axesstel Shares and the Subscription Agreement by each of the exchanging Shareholders, and the consummation of the transaction contemplated hereby, are not in violation of any corporate restrictions governing shareholder transactions. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Axesstel is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Axesstel or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or the Bylaws of Axesstel.

                C.    Ownership of Shares.  To the knowledge of Axesstel, the Shareholders described on Exhibit Bare the owners of record and beneficially of all of the issued and outstanding shares of Axesstel. To the knowledge of Axesstel, and except as set forth on Section 2.3 of the Axesstel Disclosure Schedule, each Shareholder owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

                D.    Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Axesstel and the delivery of the Axesstel Shares and the Subscription Agreement by the Shareholders for the consummation of the transactions described herein, other than as set forth in Section 2.4 of the Axesstel Disclosure Schedule.

                E.    No General Solicitation. Axesstel is not aware that any Shareholder is purchasing (or exchanging Axesstel Shares for) the Miracom Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of Miracom.

                F.    Financial Statements, Books and Records.  Attached at Section 2.6 of the Axesstel Disclosure Schedule are the audited financial statements (balance sheet, income statement, notes) of Axesstel as of December 31, 2001 and December 31, 2000 (the "Financial Statements"), plus balance sheet (the "Balance Sheet") and income statement for the quarterly period ended June 30, 2002. The books of account and other financial records of Axesstel are complete and correct in all material respects and are maintained in accordance with good business and accounting practices. Axesstel acknowledges that a minimum of two (2) years of audited financial information of Axesstel will be required to be filed with the Securities and Exchange Commission within 60 days of the Closing Date of this Agreement.

                G.    No Material Adverse Changes.  Since June 30, 2002 there has not been:

                        1.  any material adverse change in the financial position of Axesstel except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Axesstel;

                        2.  any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Axesstel whether or not covered by insurance;

                        3.  any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Axesstel capital interests;

                        4.  any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Axesstel of any properties or assets; or

                        5.  adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

                H.    Tax Matters.

                        1.  For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                        2.  All Tax Returns required to be filed by or on behalf of Axesstel with respect to any taxable period ending on or before the Closing Date (the "Axesstel Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects. All amounts shown on the Axesstel Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Axesstel has delivered to Miracom complete and accurate copies of all Axesstel Returns filed which have been requested by Miracom.

                        3.  Axesstel financial statements fully accrue all actual and contingent liabilities for unpaid Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles (GAAP).

                        4.  No Axesstel Return relating to Taxes has ever been examined or audited by any governmental body. No extension or waiver of the limitation period applicable to any of the Axesstel Returns has been granted (by Axesstel or any other person), and no such extension or waiver has been requested from Axesstel.

                        5.  No claim or proceeding is pending or, to the knowledge of Axesstel, has been threatened against or with respect to Axesstel in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Axesstel with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Axesstel and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Axesstel except liens for current Taxes not yet due and payable.

                        6.  There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of Axesstel that, considered individually or considered collectively with any other such contracts, plan or other arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or Section 162(m) of the Code. Axesstel is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract, and Axesstel has not, and by reason of the consummation of the transactions contemplated under this Agreement, will not have any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                        7.  Axesstel has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

                        8.  Axesstel has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Axesstel.

                        9.  Axesstel has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Exchange.

                        10.  Axesstel has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

                        11.  None of the assets of Axesstel are treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                        12.  Axesstel has not been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

                        13.  Axesstel has never been a party to any joint venture, partnership or other agreement that could reasonably be expected to be treated as a partnership for Tax purposes.

                        14.  Axesstel has not requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from any other government or taxing agency.

                        15.  No power of attorney with respect to Taxes has been granted with respect to Axesstel.

                        16.  Axesstel has taken no action nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                I.    Compliance with Laws.  Axesstel has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Axesstel.

                J.    No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                        1.  violate any provision of the Articles of Incorporation or the Bylaws of Axesstel, as currently in effect;

                        2.  violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any material contract or other agreement to which Axesstel is a party or by or to which it or any of its assets or properties may be bound or subject;

                        3.  violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Axesstel or upon the properties or business of Axesstel; or

                        4.  violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of Axesstel.

                K.    Actions and Proceedings.  Axesstel is not a party to any material pending litigation or, to its knowledge, after reasonable inquiry, any governmental investigation or proceeding not reflected in the Axesstel Financial Statements and, to its knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against Axesstel except as set forth in Section 2.11 of the Axesstel Disclosure Schedule.

                L.    Agreements.  Section 2.12 of the Axesstel Disclosure Schedule sets forth any material contract or arrangement to which Axesstel is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

                M.    Brokers or Finders.  No broker's or finder's fee will be payable by Axesstel in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Axesstel or any of the Shareholders, other than the financial advisory and completion fee due New Capital Advisors in the amount of 1,900,000 (pre-reverse split shares), which will have been paid by Miracom as of Closing Date.

                N.    Real Estate.  Except as set forth in Section 2.14 of the Axesstel Disclosure Schedule, Axesstel owns no real property nor is a party to any leasehold agreement. All uses of the real property by Axesstel or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

                O.    OSHA and Environmental Compliance. To its knowledge, Axesstel has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to Axesstel or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.  Axesstel has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases, spills, discharges, leaks or disposal of hazardous substances at, upon, under or within the real property owned by Axesstel (the "Real Property"). There are no underground storage tanks or polychlorinated biphenyls on the Real Property. To Axesstel's knowledge, after reasonable inquiry, the Real Property has never been used as a treatment, storage or disposal facility of hazardous waste. To Axesstel's knowledge, after reasonable inquiry, no hazardous substances are present on the Real Property or any premises leased by Axesstel excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of Axesstel.

                P.    Tangible Assets.  To its knowledge, Axesstel has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by Axesstel, any related capitalized items or other tangible property material to the business of Axesstel (the "Tangible Assets"). Other than as set forth in Section 2.16 of the Axesstel Disclosure Schedule, Axesstel holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of Axesstel and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth in Section 2.16 of the Axesstel Disclosure Schedule. Axesstel has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

                Q.    Liabilities.  Axesstel did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statements (annual and interim), except for a specific Liabilities set forth in Section 2.17 of the Axesstel Disclosure Schedule. As of the Closing Date, Axesstel will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Section 2.17 of the Axesstel Disclosure Schedule. To Axesstel's knowledge, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

                R.    Access to Records.  The corporate financial records, minute books and other documents and records of Axesstel have been made available to Miracom prior to the Closing Date.

                S.    Operations of Axesstel.  From the date of the Financial Statements through the date of Closing, Axesstel has not and will not, outside of the ordinary course of business, have:

                        1.  incurred any indebtedness or borrowed money;

                        2.  declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

                        3.  made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

                        4.  disposed of any assets of Axesstel;

                        5.  materially increased the annual level of compensation of any executive employee of Axesstel;

                        6.  increased, terminated, amended or otherwise modified any plan for the benefit of employees of Axesstel;

                        7.  issued any equity securities or rights to acquire such equity securities; or

                        8.  entered into or modified any contract, agreement or transaction.

                T.    Capitalization. The authorized capital of Axesstel consists of 50,000,000 shares of stock, 40,000,000 common stock and 10,000,000 preferred stock, having no par value, of which 11,954,183 shares of common stock, 4,400,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock, are issued and outstanding. Axesstel is current with respect to all dividend obligations. Axesstel has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Axesstel except as set forth on Exhibit B. On or prior to the Closing Date, each share of Series A Preferred Stock and Series B Preferred Stock of Axesstel will have been converted into one share of common stock of Axesstel in accordance with the terms of Axesstel's Articles of Incorporation.

                U.    Full Disclosure.  No representation or warranty by Axesstel in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Axesstel pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Axesstel, and/or the status of the Axesstel shares.

       III.    REPRESENTATIONS AND WARRANTIES OF MIRACOM

    Except as set forth in the disclosure schedule delivered by Miracom to Axesstel prior to the execution of this Agreement (the "Miracom Disclosure Schedule"), Miracom hereby represents and warrants as follows:

                A.    Organization and Good Standing.  Miracom is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

                B.    Corporate Authority.  Miracom has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of Miracom and a majority of the Shareholders as required by Nevada law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Miracom is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Miracom or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Miracom.

                C.     The Miracom Shares.  At the Closing, the Miracom Shares to be issued and delivered to the Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of Miracom common stock, fully paid and nonassessable.

                D.    Financial Statement: Books and Records.  Attached at Section 3.4 of the Miracom Disclosure Schedule are the audited financial statements (balance sheet, income statement and Notes) of Miracom for the fiscal year ended December 31, 2001 and audited financial statements for the quarter ended at June 30, 2002 (collectively the "Miracom Financial Statements"), all of which are on file with the U.S. Securities and Exchange Commission's EDGAR system, and an interim statement, dated June 30, 2002 (quarterly report). The Miracom Financial Statements fairly represent the financial position of Miracom as at such date and the results of their operations for the periods then ended. The Miracom Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of Miracom are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

                E.    No Material Adverse Changes. Except as described in Section 3.5 of the Miracom Disclosure Schedule, since June 30, 2002, there has not been:

                        1.  any material adverse changes in the financial position of Miracom except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Miracom.

                        2.  any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Miracom whether or not covered by insurance;

                        3.  any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Miracom capital stock, other than as agreed upon among the parties;

                        4.  any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by Miracom of any properties or assets;

                        5.  adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

                        6.  except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

                        7.  any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                        8.  any material increase in the annual level of compensation of any executive employee of Miracom;

                        9.  except in the ordinary course of business, entered into or modified any contract, agreement or transaction; or

                        10.  issued any equity securities or rights to acquire equity securities, other than as set forth in Section 3.5 of the Miracom Disclosure Schedule, such that total issued and outstanding shares of the company will not exceed 515,101 shares as of the Closing Date.

                F.    Tax Matters.

                        1.  All Tax Returns required to be filed by or on behalf of Miracom with respect to any taxable period ending on or before the Closing Date (the "Miracom Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects. All amounts shown on the Miracom Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Miracom has delivered to Axesstel complete and accurate copies of all Miracom Returns filed which have been requested by Miracom.

                        2.  Miracom financial statements fully accrue all actual and contingent liabilities for unpaid Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles (GAAP).

                        3.  No Miracom Return relating to Taxes has ever been examined or audited by any governmental body. No extension or waiver of the limitation period applicable to any of the Miracom Returns has been granted (by Miracom or any other person), and no such extension or waiver has been requested from Miracom.

                        4.  No claim or proceeding is pending or, to the knowledge of Miracom, has been threatened against or with respect to Miracom in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Miracom with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Miracom and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Miracom except liens for current Taxes not yet due and payable.

                        5.  There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of Miracom that, considered individually or considered collectively with any other such contracts, plan or other arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or Section 162(m) of the Code. Miracom is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract, and Miracom has not, and by reason of the consummation of the transactions contemplated under this Agreement, will not have any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                        6.  Miracom has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

                        7.  Miracom has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Miracom.

                        8.  Miracom has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Exchange.

                        9.  Miracom has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

                        10.  None of the assets of Miracom are treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                        11.  Miracom has not been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

                        12.  Miracom has never been a party to any joint venture, partnership or other agreement that could reasonably be expected to be treated as a partnership for Tax purposes.

                        13.  Miracom has not requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from any other government or taxing agency.

                        14.  No power of attorney with respect to Taxes has been granted with respect to Miracom.

                        15.  Miracom has taken no action nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.  Miracom, formed on March 12, 1996, as Bigway, Inc. and subsequently renamed Miracom Industries, Inc., has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed as of December 31, 2000. Miracom's accountants are in the process of filing Miracom's tax returns for the year ended 2001. Any liabilities for taxes, in the aggregate, will not exceed $1,000.

                G.    Compliance with Laws.  Except as described on Schedule 3.7, Miracom has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of Miracom.

                H.    Actions and Proceedings. Miracom is not a party to any material pending litigation and, to its knowledge, no governmental proceedings are threatened against Miracom.

                I.    Periodic Reports.  Miracom is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. These reports are current as of the date of execution of this Agreement.

                J.    Capitalization.  As of the date of this Agreement, there are approximately 40 shareholders of record that are the owners of 7,272,590 shares as of June 14, 2002, plus shares issued incident to settlements after June 14, 2002) shares (following 29-for-1 split, and cancellation of certain indebtedness for stock) of Miracom Common Stock, none of which owns in excess of 5% of the issued and outstanding shares, except as may be set forth in the shareholder list at Section 3.10 of the Miracom Disclosure Schedule. Miracom has 50,000,000 shares of common stock, par value $0.0001 per share authorized, of which 500,000 will be issued at time of Closing and prior to issuance of any shares to Axesstel shareholders. There are outstanding warrants, stock options, stock rights and other commitments as indicated in Section 3.10 of the Miracom Disclosure Schedule. The shares, warrants, stock options and stock rights listed in Section 3.10 of the Miracom Disclosure Schedule will represent in the aggregate no more than 5% of Miracom's ownership on a fully-diluted basis immediately after the Closing Date.

                K.    Access to Records.  The corporate financial records, minute books, and other documents and records of Miracom have been made available to Axesstel prior to the Closing Date.

                L.    No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                        1.  violate any provision of the Articles of Incorporation or By-Laws of Miracom;

                        2.  violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Miracom is a party or by or to which it or any of its assets or properties may be bound or subject;

                        3.  violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Miracom or upon the securities, properties or business to Miracom; or

                        4.  violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of Miracom.

                M.    Exchange Consideration. Miracom will issue solely Common Stock to Axesstel Shareholders pursuant to the Agreement (i.e., no boot) in exchange for Axesstel capital stock, as is required for a tax-free reorganization under Section 368(a)(1)(B) of the Code.

                N.    Brokers or Finders.  No broker's or finder's fee will be payable by Miracom in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of Miracom, other than the financial advisory and completion fee due New Capital Advisors in the amount of 1,800,000 (pre-reverse split shares), which will have been paid by Miracom as of Closing Date.

                O.    Corporate Authority.  Miracom has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the Shareholders of Miracom. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Miracom is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Miracom or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Miracom.

                P.    Full Disclosure.  No representation or warranty by Miracom in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Miracom pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Miracom.

                Q.    No Claims Outstanding. Miracom represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, one officer and two directors, serving without pay, and therefore there can be no OSHA or other personnel claims outstanding or potentially assertable against the company. Furthermore, there have been no material changes in the company's position, and the company has conducted no other business, since June 30, 2002, other than as set forth in Section 3.16 of the Miracom Disclosure Schedule, indicating a description of activities since recapitalization of the corporation.

                R.    Securities Issuances. Miracom represents that all of the existing and outstanding shares were lawfully issued and are duly accounted for in the financial statements and with the company's transfer agent.

        IV.    CONDITIONS PRECEDENT

                A.    Conditions Precedent to the Obligation of Axesstel and the Shareholders.  All obligations of Axesstel and the Shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

                        1.  The representations and warranties by or on behalf of Miracom contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

                        2.  Miracom shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

                        3.  On or before the Closing, the Board of Directors and a majority of the shareholders of Miracom shall have approved, in accordance with Nevada law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable Miracom to comply with the terms of the Agreement.

                        4.  Miracom shall have sufficient shares of Miracom Common Stock authorized but unissued to complete the Exchange.

                        5.  All instruments and documents delivered to Axesstel and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for Axesstel.

                        6.  Miracom shall have effected a reverse split of its then-issued and outstanding common stock, such that no more than 515,101 shares are outstanding on the Closing Date, prior to the issuance of any shares to Shareholders.

                        7.  The Shareholders shall have tendered for the Exchange Axesstel Shares representing not less than 80% of the issued and outstanding capital stock of Axesstel.

                        8.  Miracom and Jimmy Sung shall have entered into an Indemnification Agreement (the "Indemnification Agreement"), pursuant to which all shares of Miracom common stock owned by Mr. Sung shall be made available to satisfy any undisclosed liabilities of Miracom existing prior to the Closing Date and will be restricted from sale, pledge, encumbrance, transfer or other disposition for a period of six (6) months from the Closing Date.

                        9.  Miracom shall have compromised its existing creditors and/or other claimants or liabilities such that no more than $1,000 in liabilities are outstanding, with the exception of $150,000 in convertible notes due to Morse Financial and its affiliates, and $50,000 due in past-due legal fees to Dieterich & Associates (not including charges accrued since June 1, 2002), and, each of which liabilities is acceptable, so long as a schedule of payments, conversion rates or stock swaps has been agreed upon by the respective creditors.

                B.    Conditions Precedent to the Obligations of Miracom. All obligations of Miracom under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

                        1.  The representations and warranties by Axesstel contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

                        2.  The Shareholders shall have tendered for the Exchange Axesstel Shares representing not less than 80% of the issued and outstanding capital stock of Axesstel.

                        3.  Axesstel and its Shareholders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

        V.    COVENANTS

                A.    Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

                B.    Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

                C.    Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Miracom and Axesstel and the Shareholders agree, and Axesstel shall cause the Shareholders, to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

                        1.  at the time of the disclosure was public knowledge;

                        2.  after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

                        3.  the receiving party had within its possession at the time of disclosure; or

                        4.  is ordered disclosed by a Court of proper jurisdiction.

        VI.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

        VII.    INDEMNIFICATION

        For a period of one (1) year from the Closing, Axesstel agrees to indemnify and hold harmless Miracom, its officers, directors and principal shareholders, and Miracom agrees to indemnify and hold harmless Axesstel, its officers, directors and the Shareholders, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement. This provision shall not be construed to be a waiver of any lawful indemnification provision contained in the charter or By-Laws, as permitted by Federal or State law.

        If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

        VIII.    DOCUMENTS AT CLOSING AND THE CLOSING

                A.    Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

            Axesstel will deliver, or will cause to be delivered, to Miracom the following:

                        1.  a certificate executed by the President and Secretary of Axesstel to the effect that all representations and warranties made by Axesstel under this Agreement are true and correct as of the Closing, the same as though originally given to Miracom on said date;

                        2.  a certificate from the State of California dated at or about the Closing to the effect that Axesstel is in good standing under the laws of said State.

                        3.  Axesstel shall deliver an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of California law, to Miracom to the effect that:

                                (a)  Axesstel is a corporation validly existing and in good standing under the laws of the State of California and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                                (b)  Axesstel has the corporate power to carry on its business as now being conducted; and

                                (c)  This Agreement has been duly authorized, executed and delivered by the Majority Shareholders of Axesstel.

                        4.  Certificates representing those shares of Axesstel to be exchanged for Miracom Shares will be delivered, along with duly executed powers transferring such certificates to Miracom.

                        5.  An executed copy of the Subscription Agreement for each Shareholder exchanging its Axesstel shares for Miracom Shares.

                        6.  All other items, the delivery of which is a condition precedent to the obligations of Miracom, as set forth in Section 4.

        Miracom will deliver or cause to be delivered to Axesstel and the Shareholders:

                        1.  a certificate from Miracom executed by the President or Secretary of Miracom, to the effect that all representations and warranties of Miracom made under this Agreement are true and correct as of the Closing, the same as though originally given to Axesstel on said date;

                        2.  certified copies of resolutions by Miracom Board of Directors authorizing this transaction; and an opinion of Miracom counsel as described in Section 4 above;

                        3.  certificates from the Nevada Secretary of State and the California Secretary of State dated at or about the Closing Date that Miracom is in good standing under the laws of said State;

                        4.  an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Nevada law, dated as of the Closing to the effect that:

                                (a)  Miracom is a corporation validly existing and in good standing under the laws of the State of Nevada;

                                (b)  This Agreement has been duly authorized executed and delivered by Miracom and is a valid and binding obligation of Miracom enforceable in accordance with its terms;

                                (c)  Miracom, through its Board of Directors and its shareholders, has taken all corporate action necessary for performance under this Agreement;

                                (d)  The documents executed and delivered to Axesstel and the Axesstel Shareholders hereunder are valid and binding in accordance with their terms;

                                (e)  The shares of Miracom Shares to be issued pursuant to Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

                                (f)  Miracom has the corporate power to execute the Agreement, deliver the Shares and perform under this Agreement.

                        5.  resignation of all officers and all but one of the directors;

                        6.  consent of Jimmy Sung, sole remaining director and majority shareholder, designating Mike Kwon, Satoru Yukie, John Chough and Jason Kim to fill the vacancies created by the resignation of the former directors of Miracom, and simultaneous resignation of Sung as a director.

                        7.  the Indemnification Agreement executed by Jimmy Sung.

                        8.  all other items, the delivery of which is a condition precedent to the obligations of Axesstel, as set forth in Section 4 hereof.

                B.    The Closing.  The closing (the "Closing") shall take place at the time (the "Closing Date") and place as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary.

        IX.    MISCELLANEOUS

                A.    Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

                B.    Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

                C.    Assignment.  This Agreement is not assignable except by operation of law.

                D.    Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To: Miracom:

                        Jimmy Sung, President
                        226 Hampton Lane
                        La Habra, California 90631
                        Fax: (714) 928-1197

with copy to:

                        Christopher Dieterich
                        Dieterich & Associates
                        11300 West Olympic Boulevard, Suite 800
                        Los Angeles, California 90064
                        Fax: (310) 312-6680

To: Axesstel:

                        Satoru Yukie, President

                        6305 Lusk Boulevard

                        San Diego, California 92121

                        Fax: (858) 625-2110

with copy to:

                        Christian Waage

                        Gray Cary Ware & Freidenrich LLP
                        4365 Executive Drive, Suite 1100
                        San Diego, California 92121
                        Fax: (858) 677-1477

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor.

                E.    Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules that may direct the application of the laws of any other jurisdiction.

                F.    Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

                G.    Entire Agreement.  This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

                H.    Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                I.    Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

                J.    Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

                K.    Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                L.    Tax Treatment. For federal income tax purposes, it is intended that the transaction entered into pursuant to this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, the parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations and will, therefore, report and file their respective tax returns in accordance with such regulations. Furthermore, Miracom and Axesstel acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

                M.    Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                                                                                   Miracom Industries, Inc.
                                                                                                                   a Nevada corporation

                                                                                                                   By: /s/ Jimmy Sung
                                                                                                                   Jimmy Sung, President

                                                                                                                   Axesstel, Inc.
                                                                                                                   a California corporation

                                                                                                                   By: /s/ Satoru Yukie
                                                                                                                   Satoru Yukie, President

EXHIBIT A

Information and Subscription Agreement
(attached)

EXHIBIT B

List of Axesstel Shareholders

Name of Shareholder of Axesstel	Approximate Percentage of Holding	Number of Shares of Axesstel Held	Number of Shares of Miracom Common Stock to be Issued
Mike Kwon		7,700,000	2,290,422
Jin Yong (Jason) Kim		340,000	101,135
Steve Kwon		700,000	208,220
Chuck Ai		554,183	164,845
Benjamin Lee		320,996	95,482
Soo Hyun Park		700,004	208,221
Bong Keun Kim		1,000,000	297,457
Gray Cary Ware & Freidenrich LLP		260,000	77,338
David Park		70,000	20,822
Ed Shin		9,000	2,677
TBK		2,400,000	713,897
ADDCOM		2,000,000	594,914
Qualcomm		2,000,000	594,914
Yong Bae Lee		300,000	89,237

All Shareholders	100	18,354,183	5,459,588
Shares subject to options to be assumed at closing		6,984,927	2,077,718
Shares subject to warrants to be assumed at closing		7,710,184	2,293,451

FIRST AMENDMENT TO
CORPORATE COMBINATION AGREEMENT

THIS FIRST AMENDMENT TO CORPORATE COMBINATION AGREEMENT dated July 16, 2002 (this “Amendment”) is entered into as of this 23rd day of August, 2002 by and between Miracom Industries, Inc., a Nevada corporation (“Miracom”), and Axesstel, Inc., a California corporation (“Axesstel”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

Miracom and Axesstel are parties to that certain Corporate Combination Agreement, dated July 16, 2002 (the “Agreement”), pursuant to which Miracom proposed to acquire from the shareholders of Axesstel 100% of the issued and outstanding shares of Axesstel capital stock on the terms described in the Agreement.

Miracom and Axesstel now desire to amend the Agreement to reflect the increase in the number of outstanding shares of Miracom at the closing of the transactions contemplated in the Agreement and the corresponding change in the exchange ratio upon which the number of shares that each Axesstel shareholder will receive in such transactions is based.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties hereto agree as follows:

1.  The first sentence of Section 1.1 (“Tender Offer/Exchange of Shares”) shall be amended to read in its entirety as follows:

“Within five (5) business days after the execution of this Agreement, or as promptly thereafter as practicable, Miracom will commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), a tender offer (the “Offer”) for all of the outstanding shares of Axesstel (the “Axesstel Shares”) in exchange for 5,553,824 shares of Miracom common stock (the “Miracom Shares”), at the rate of 0.302591758 Miracom Shares for each of the Axesstel Shares.”

2.  Except as expressly provided herein, all of the terms and provisions of the Agreement shall remain in full force and effect.

3.  The provisions of this Amendment shall be performed and interpreted in accordance with the laws of the State of California without reference to conflicts of laws principles.

4.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Corporate Combination Agreement as of the date first above written.

MIRACOM INDUSTRIES, INC. By: /s/ Jimmy Sung, Jimmy Sung, President & CEO	AXESSTEL, INC. By: /s/ Satoru Yukie Satoru Yukie, President & CEO

Exhibit 1.2

SUBSCRIPTION INSTRUCTIONS

(Please Read Carefully)

Miracom Industries, Inc. (the "Company"), a Nevada corporation, hereby offers to purchase 100% of the outstanding shares of Axesstel, Inc. ("Axesstel"), a California corporation, vis-à-vis a tender offer under Section 14(e) of the Securities Exchange Act of 1934. The Company will issue 0.297457436 shares of its common stock in exchange for each share of Axesstel common stock. The issuance of the shares of the Company's common stock pursuant to this tender offer is a private offering exempt from registration under the Securities Act of 1933, as amended, by virtue of Regulation D promulgated thereunder. The Company reserves the right to amend, modify and/or withdraw all or a portion of the tender offer.

Subscription Procedures

Included in this packet are the documents that each Axesstel shareholder will be required to review and/or complete and execute in order to be considered as a subscriber for the Company's shares pursuant to the tender offer. These documents consist of (1) the Information Statement (for review); (2) the Subscription Agreement (for execution and delivery); and (3) the Investor Questionnaire (for execution and delivery).

Please read these documents carefully and retain copies for your records. If you determine to tender your Axesstel shares for exchange into shares of the Company, you must return to legal counsel for Axesstel (at the address indicated below): (1) a duly completed and signed Subscription Agreement; (2) a duly completed and signed Investor Questionnaire; and (3) your original share certificate(s) for Axesstel shares tendered.

          If you have lost your share certificate, please execute the Declaration of

Lost Certificate attached to the Subscription Agreement as Appendix A.

        Send all completed and executed documents and Axesstel share certificates to the following address:

Christian Waage, Esq.

GRAY CARY.

4365 Executive Drive, Suite 1100

San Diego, CA 92121-2133

Telephone No.: (858) 677-1418

Fax No.: (858) 677-1477

        The Company may modify the terms of the tender offer prior to closing.

Closing Conditions

        Each prospective subscriber will not be deemed to have subscribed until such time as all of the following conditions to closing have occurred: (i) the Subscription Agreement has been duly and validly executed by such subscriber, delivered and accepted; (ii) the Investor Questionnaire has been duly and validly executed by such subscriber, delivered and accepted; and (ii) either the original Axesstel share certificate(s) tendered or a Declaration of Lost Certificate has been delivered to counsel for Axesstel.

If you have any questions please call Christian Waage, Esq., counsel for Axesstel (858-677-1418).

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

SUBSCRIPTION AGREEMENT

MIRACOM INDUSTRIES, INC.

        Miracom Industries, Inc., a Nevada corporation (hereinafter the "Company"), and the undersigned (hereinafter the "Subscriber") agree as follows:

WHEREAS:

        A.   The Company desires to issue shares of common stock of the Company (hereinafter the "Shares" or "Share" as applicable) in exchange for shares of Axesstel, Inc., a Delaware corporation ("Axesstel"), through a tender offer pursuant to Section 14(e) of the Securities Exchange Act of 1934, as more fully detailed in the accompanying Information Statement. The exchange is based on a ratio of 0.297457436 Shares for each share of Axesstel tendered; and

        B.   The Subscriber desires to acquire the number of Shares by exchange of Axesstel shares as set forth on the signature page hereof.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

            1.    SUBSCRIPTION FOR SHARES

                    1.1    Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to acquire from the Company, by the delivery of shares of Axesstel common stock, such number of Shares as is set-forth upon the signature page hereof on the basis of receiving 0.297457436 Shares for each share of Axesstel delivered to the Company, and the Company agrees to issue such Shares to the Subscriber.

                    1.2     The delivery of the Axesstel shares by the Subscriber is required contemporaneously with the execution and delivery of this Subscription Agreement. If the Subscriber has misplaced the stock certificate(s) representing shares for exchange, the Declaration of Lost Certificate attached hereto as Appendix A must be executed and delivered in lieu of the certificate.

                    1.3    Any acceptance by the Company of a subscription is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.

                    1.4    The Subscriber acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend or similar legend in accordance with the Act:

        "THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION."

            2.    REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

                    2.1    Subscriber hereby represents and warrants to the Company the following:

                            (a)    the Subscriber has been furnished with an Information Statement and other information about the Company, Axesstel and this tender offer which the Company was able to provide, and Subscriber has had full opportunity to review the information with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement;

                            (b)    the Subscriber, either alone or with his, her or its purchaser representative(s), has reviewed carefully the Information Statement and any other information about the Company provided to the subscriber;

                            (c)    the Subscriber has such knowledge and experience in finance, securities, investments, including investment in securities of privately held issuers, and other business matters so as to be able to protect its interests in connection with this transaction;

                            (d)    the Subscriber acknowledges that even though a market for the Shares presently exists, it may not continue indefinitely or at any given time may not be sufficient for the Subscriber to liquidate the investment;

                            (e)    the Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the United States Securities Act including Rule 506 thereunder;

                            (f)    the Subscriber is acquiring the Shares as principal for the Subscriber's own benefit without a view toward re-sale of the securities;

                            (g)    the Subscriber is not aware of any advertisement of the Shares;

                            (h)    the Subscriber understands that any Shares acquired hereby may not be re-offered for sale or resold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an available exemption from registration under such Act, including Rule 144 of the Act, which requires the Subscriber to hold the Shares for at least one (1) year before offering the Shares for sale and meet certain limitations on volume and the manner of sale; and

                            (i)    the Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms, and has good title to and ownership, free and clear of any liens or encumbrances, of the Axesstel shares tendered pursuant to this Subscription Agreement.

            3.    REPRESENTATIONS BY THE COMPANY

                    3.1    The Company represents and warrants to the Subscriber that:

                            (a)    The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct;

                            (b)    The authorized capital stock of the Company is 50,000,000 shares of common stock, of which 515,101 will be issued and outstanding after the proposed reverse stock split to be completed prior the closing of the tender offer. Other than the right to acquire Miracom common shares extended to Axesstel shareholders pursuant to this tender offer, there are no existing options, warrants, calls, or commitments of any kind to which Miracom is a party or by which it is bound; and

                            (c)    Upon issuance, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

            4.    TERMS OF SUBSCRIPTION

                    4.1    The Subscriber hereby authorizes and directs the Company to deliver the Shares to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

            5.    MISCELLANEOUS

                    5.1    Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company as follows:

                                                John Chough

                                                Axesstel, Inc.

                                                6305 Lusk Boulevard

                                                San Diego, CA 92121

and to the Subscriber at its address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

                    5.2    Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

                    5.3    This Subscription Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                    5.4    The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Subscription Agreement.

                    5.5    The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this __ day of __________, 2002.

If the undersigned is an INDIVIDUAL, and if purchased INDIVIDUALLY, as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

____________________________                                       ____________________________

Print Name(s)                                                                           Social Security Number(s)

____________________________                                       ____________________________

Signature(s) of Undersigned(s)

____________________________

Address

If the undersigned is a PARTNERSHIP, CORPORATION, or TRUST:

___________________________                                        ___________________________

Name of Partnership, Corporation                                          Federal Taxpayer Identification Number

or Trust

By:_________________________                                       ____________________________

                                                                                              State of Organization

 ____________________________                                     ____________________________

 Print Name                                                                             Address

 ____________________________

  Title

SHARES TENDERED FOR EXCHANGE

Axesstel Shares Delivered*: ______________________________________

Shares Subscribed For**: ________________________________________

* Shares represented by your certificate(s) delivered

**Multiply "Axesstel Shares Delivered" by 0.297457436 to Determine "Shares Subscribed For"

[SIGNATURE PAGE TO COMMON STOCK SUBSRCIPTION AGREEMENT]

                                                                            AGREEMENT ACCEPTED AND AGREED

                                                                            this __ day of __________, 2002

                                                                            MIRACOM INDUSTRIES, INC.

                                                                             By: ___________________________________

                                                                                        Jimmy K. Sung, President

[PROCEED TO THE INVESTOR QUESTIONNAIRE]

Appendix A

DECLARATION OF LOST SHARE
CERTIFICATE AND AGREEMENT

The undersigned hereby declares, represents, certifies and agrees that:

                    1.    ______________ is the owner of Share Certificate No. ______ dated ____________ evidencing ____________________ shares of the common stock of Axesstel, Inc., a California corporation;

                    2.    Said Share Certificate has been lost or destroyed and cannot be found despite diligent search;

                    3.    Said Share Certificate has not been delivered, transferred, assigned, endorsed, hypothecated or in any way alienated;

                    4.    _____________________ is the absolute and unrestricted owner of the shares represented by said Share Certificate;

                    5.    The undersigned does hereby agree to indemnify and defend said corporation against any and all loss, expense or liability which may arise by reason of the reissuance of said Share Certificate without the delivery for cancellation of the original certificate.

        The undersigned declares under penalty of perjury that the foregoing is true and correct.

Dated: _______________, 2002	___________________________________

INVESTOR QUESTIONNAIRE

Name: _______________________________________________________________________

Date of Birth:_______________   Social Security No.: ___________________________

Marital Status:______________    Citizenship: _________________________________

I am a resident of the State of: ______________________________________________

Address of Principal Residence: _____________________________________________

Telephone Numbers: Home (____)______________  Business (____ ) ________________

(Check the appropriate box(es))
i. I am a natural person who had individual income of more than $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year;
ii. I am a natural person whose individual net worth, or joint net worth with my spouse, will, at the time or purchase of the Shares, be in excess of $1,000,000;
iii. The undersigned is an institutional investor satisfying the requirements of Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act;
iv. The undersigned is a trust, which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Shares offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Shares;
v. I am a director or executive officer of the Company; or
vi. The undersigned is an entity (other than a trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.